Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Fourth Quarter and Full Year 2018

DALLAS — (BUSINESS WIRE) January 24, 2019 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the fourth quarter and full year 2018. Hilltop produced income to common stockholders of $28.1 million, or $0.30 per diluted share, for the fourth quarter of 2018, compared to $13.4 million, or $0.14 per diluted share, for the fourth quarter of 2017.  Income to common stockholders for the full year 2018 was $121.4 million, or $1.28 per diluted share, compared to $132.5 million, or $1.36 per diluted share, for the full year 2017. Hilltop’s financial results include the impact of the enactment of the Tax Cuts and Jobs Act of 2017 (“Tax Legislation”), which significantly contributed to reductions in Hilltop’s effective tax rates during the fourth quarter and full year 2018, compared to the same periods in 2017.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.08 per common share, a 14.3% increase from the prior quarter, payable on February 28, 2019, to all common stockholders of record as of the close of business on February 15, 2019.  Additionally,  Hilltop paid $59.0 million to repurchase 2,729,568 shares at an average price of $21.61 during 2018 pursuant to its stock repurchase program. As this stock repurchase program expired in January 2019,  the Hilltop Board of Directors authorized a new stock repurchase program through January 2020, under which Hilltop may repurchase, in the aggregate, up to $50.0 million of its outstanding common stock. Share repurchase amounts include the repurchase of common shares to offset issuances under the employee compensation plan.

Jeremy Ford, Co-CEO of Hilltop, said,  “During 2018, Hilltop made significant progress on a number of key strategic priorities, including the acquisition and integration of The Bank of River Oaks, which continues to outperform our expectations. We also continued to execute on our enhanced capital program in which Hilltop distributed $86 million through a combination of share repurchases and dividends to our shareholders and began executing our platform for growth objectives through the deployment of shared services across the franchise. While our businesses experienced some headwinds throughout the year, we believe our focus on prudent diversified growth, sound capital management and efficient execution positions us well for 2019.”

Alan White, Co-CEO of Hilltop, added, “In 2018, our associates remained intensely focused on serving our clients, growing our businesses and managing risks. PlainsCapital delivered solid loan and deposit growth and improved credit quality versus 2017. The mortgage business remained pressured throughout 2018, but we believe that our client-focused purchase mortgage strategy positions us well to compete in the future as market capacity rationalizes. HilltopSecurities continues to focus on growing its Public Finance business and delivered solid results in its Retail and Clearing businesses during the year. National Lloyds was profitable in 2018 and showed improvement in its expense ratio.”

Fourth Quarter 2018 Highlights for Hilltop:

•	In October 2018, the Bank and the FDIC entered into a Termination Agreement pursuant to which all rights and obligations under each of the loss-share agreements were resolved and terminated[1];
•

During the fourth quarter of 2018, Hilltop’s merchant bank subsidiary recognized a $5.3 million pre-tax gain from the sale of a $10.0 million investment made in December 2017,  and  recorded a $2.5 million charge associated with a legacy merchant bank equity investment in conjunction with its periodic fair value assessment;

•

Hilltop’s annualized return on average assets and return on average equity for the fourth quarter of 2018 were 0.86% and 5.76%, respectively, compared to 0.41% and 2.78%, respectively, for the fourth quarter of 2017;

•	Hilltop’s book value per common share increased to $20.83 at December 31, 2018, compared to $20.51 at September 30, 2018;
•	Hilltop’s total assets were $13.7 billion at December 31, 2018, compared to $13.8 billion at September 30, 2018;
•	Loans[2], net of allowance for loan losses, remained stable at $6.3 billion compared to September 30, 2018;

•	Non-performing loans decreased to $34.0 million, or 0.41% of combined loans held for sale and investment at December 31, 2018, compared to $42.5 million, or 0.50%, at September 30, 2018;
•	Loans held for sale decreased by 8.6% from September 30, 2018 to $1.4 billion at December 31, 2018;
•	Total deposits were $8.5 billion at December 31, 2018, compared to $8.3 billion at September 30, 2018;
•	Hilltop maintained strong capital levels with a Tier 1 Leverage Ratio[3] of 12.53% and a Common Equity Tier 1 Capital Ratio of 16.58% at December 31, 2018;
•	Hilltop’s net interest margin[4] increased to 3.75% for the fourth quarter of 2018, compared to 3.48% in the third quarter of 2018;
•	The provision (recovery) for loan losses was $6.9 million during the fourth quarter of 2018, compared to ($0.4) million in the third quarter of 2018;
•	For the fourth quarter of 2018, noninterest income was $238.5 million, compared to $290.5 million in the fourth quarter of 2017, a 17.9% decrease;
•	For the fourth quarter of 2018, noninterest expense was $310.8 million, compared to $328.7 million in the fourth quarter of 2017, a 5.4% decrease; and
•

Hilltop’s effective tax rates decreased to 23.2% and 21.8% during the fourth quarter and full year 2018, respectively, compared to 79.0% and 45.3% during the same periods in 2017, and included significant items related to the following:

o	Reduction of the corporate tax rate in 2018 from 35% to 21% pursuant to the enactment of the Tax Legislation; and
o

A non-cash, non-recurring charge of $28.4 million in the fourth quarter of 2017 primarily attributable to the revaluation of deferred tax assets as a result of the enactment of the Tax Legislation. Deferred tax asset amounts recorded in December 2017 were final as of September 30, 2018.

1     As a result of the termination of the loss-share agreements, loans which were previously referred to as either “covered loans” if covered by the loss-share agreements or otherwise “non-covered loans” are collectively referred to as loans held for investment within the consolidated balance sheets. In addition, other real estate owned previously covered by the loss-share agreements and the FDIC indemnification asset are included in other assets within the consolidated balance sheets for all periods presented.  The presentation of loan-related tables and the calculation of loan-related measures for all periods presented have been modified to reflect this change for purposes of comparability.

2    “Loans” reflect loans held for investment excluding broker-dealer loans, net of allowance for loan losses, of $578.2 million and $593.2 million at December 31, 2018 and September 30, 2018, respectively.

3   Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4   Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	December 31,	September 30,	June 30,	March 31,	December 31,
(in 000's)	2018	2018	2018	2018	2017
Cash and due from banks	$644,073	$405,682	$353,432	$470,127	$486,977
Federal funds sold	400	468	403	400	405
Assets segregated for regulatory purposes	133,993	220,115	128,417	198,170	186,578
Securities purchased under agreements to resell	61,611	164,656	229,172	244,978	186,537
Securities:
Trading, at fair value	745,466	660,314	634,197	756,151	730,685
Available for sale, at fair value	875,658	874,496	811,218	806,583	744,319
Held to maturity, at amortized cost	351,012	348,163	353,192	356,452	355,849
Equity, at fair value	19,679	21,555	21,218	20,876	21,241
	1,991,815	1,904,528	1,819,825	1,940,062	1,852,094
Loans held for sale	1,393,246	1,524,980	1,953,562	1,409,634	1,715,357
Loans held for investment, net of unearned income	6,930,458	6,940,306	6,545,630	6,387,413	6,455,798
Allowance for loan losses	(59,486)	(60,152)	(61,970)	(63,194)	(63,686)
Loans held for investment, net	6,870,972	6,880,154	6,483,660	6,324,219	6,392,112

Broker-dealer and clearing organization receivables	1,440,287	1,491,507	1,614,951	1,660,720	1,464,378
Premises and equipment, net	237,373	236,172	172,911	173,637	177,577
Other assets	580,362	604,445	648,317	637,802	615,531
Goodwill	291,435	291,435	251,808	251,808	251,808
Other intangible assets, net	38,005	40,394	32,716	34,569	36,432
Total assets	$13,683,572	$13,764,536	$13,689,174	$13,346,126	$13,365,786

Deposits:
Non interest-bearing	$2,560,750	$2,525,677	$2,468,332	$2,565,825	$2,411,849
Interest-bearing	5,975,406	5,764,556	5,345,290	5,393,897	5,566,270
Total deposits	8,536,156	8,290,233	7,813,622	7,959,722	7,978,119
Broker-dealer and clearing organization payables	1,294,925	1,396,401	1,409,904	1,504,172	1,287,563
Short-term borrowings	1,065,807	1,216,649	1,610,735	1,064,325	1,206,424
Securities sold, not yet purchased, at fair value	81,667	179,582	251,581	255,551	232,821
Notes payable	228,872	220,192	227,736	202,700	208,809
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	435,240	430,309	392,171	367,188	470,231
Total liabilities	11,709,679	11,800,378	11,772,761	11,420,670	11,450,979

Common stock	936	946	946	960	960
Additional paid-in capital	1,489,816	1,504,467	1,502,105	1,526,867	1,526,369
Accumulated other comprehensive loss	(8,627)	(14,722)	(11,846)	(9,698)	(394)
Retained earnings	466,737	448,923	419,683	404,260	384,545
Deferred compensation employee stock trust, net	825	860	857	857	848
Employee stock trust	(217)	(252)	(252)	(254)	(247)
Total Hilltop stockholders' equity	1,949,470	1,940,222	1,911,493	1,922,992	1,912,081
Noncontrolling interests	24,423	23,936	4,920	2,464	2,726
Total stockholders' equity	1,973,893	1,964,158	1,916,413	1,925,456	1,914,807
Total liabilities & stockholders' equity	$13,683,572	$13,764,536	$13,689,174	$13,346,126	$13,365,786

	Three Months Ended			Year Ended
Consolidated Income Statements	December 31,	September 30,	December 31,	December 31,	December 31,
(in 000's, except per share data)	2018	2018	2017	2018	2017
Interest income:
Loans, including fees	$119,322	$113,535	$105,658	$436,725	$411,988
Securities borrowed	16,782	16,346	11,994	66,914	41,048
Securities:
Taxable	15,512	11,994	10,824	50,975	36,472
Tax-exempt	1,648	1,717	1,717	6,834	5,807
Other	4,438	4,734	3,472	17,980	11,841
Total interest income	157,702	148,326	133,665	579,428	507,156

Interest expense:
Deposits	14,838	12,353	7,700	46,002	24,695
Securities loaned	13,935	13,984	9,581	56,733	32,337
Short-term borrowings	7,476	7,831	4,118	25,816	13,751
Notes payable	2,627	2,702	2,611	10,263	10,931
Junior subordinated debentures	968	955	787	3,663	3,016
Other	143	160	176	627	678
Total interest expense	39,987	37,985	24,973	143,104	85,408

Net interest income	117,715	110,341	108,692	436,324	421,748
Provision (recovery) for loan losses	6,926	(371)	5,453	5,088	14,271
Net interest income after provision (recovery) for loan losses	110,789	110,712	103,239	431,236	407,477

Noninterest income:
Net gains from sale of loans and other mortgage production income	90,628	116,243	122,132	445,116	538,468
Mortgage loan origination fees	26,615	27,004	23,156	103,563	93,944
Securities commissions and fees	36,984	36,968	40,868	150,989	156,464
Investment and securities advisory fees and commissions	26,260	23,487	36,561	90,066	109,920
Net insurance premiums earned	34,146	34,185	35,645	136,751	142,298
Other	23,883	31,810	32,094	96,305	163,970
Total noninterest income	238,516	269,697	290,456	1,022,790	1,205,064

Noninterest expense:
Employees' compensation and benefits	179,881	205,575	205,642	768,688	816,994
Occupancy and equipment, net	30,512	29,015	29,658	115,207	113,943
Professional services	26,793	27,984	24,220	105,752	101,521
Loss and loss adjustment expenses	20,694	18,712	8,583	79,347	94,701
Other	52,939	54,425	60,567	224,255	242,096
Total noninterest expense	310,819	335,711	328,670	1,293,249	1,369,255

Income before income taxes	38,486	44,698	65,025	160,777	243,286
Income tax expense	8,928	7,600	51,350	35,050	110,142
Net income	29,558	37,098	13,675	125,727	133,144
Less: Net income attributable to noncontrolling interest	1,443	1,293	247	4,286	600
Income attributable to Hilltop	$28,115	$35,805	$13,428	$121,441	$132,544

Earnings per common share:
Basic	$0.30	$0.38	$0.14	$1.28	$1.36
Diluted	$0.30	$0.38	$0.14	$1.28	$1.36

Cash dividends declared per common share	$0.07	$0.07	$0.06	$0.28	$0.24

Weighted average shares outstanding:
Basic	94,092	94,554	95,903	94,969	97,137
Diluted	94,130	94,610	96,080	95,067	97,353

	Three Months Ended December 31, 2018
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$101,216	$13,005	$(523)	$712	$(1,328)	$4,633	$117,715
Provision for loan losses	6,850	76	—	—	—	—	6,926
Noninterest income	11,400	76,745	117,598	34,278	3,646	(5,151)	238,516
Noninterest expense	63,951	78,785	119,738	35,389	13,229	(273)	310,819
Income (loss) before income taxes	$41,815	$10,889	$(2,663)	$(399)	$(10,911)	$(245)	$38,486

	Year Ended December 31, 2018
			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$370,732	$50,878	$1,485	$3,025	$(9,176)	$19,380	$436,324
Provision (recovery) for loan losses	5,319	(231)	—	—	—	—	5,088
Noninterest income	43,588	301,714	551,860	142,565	4,893	(21,830)	1,022,790
Noninterest expense	256,577	320,241	540,474	139,921	36,628	(592)	1,293,249
Income (loss) before income taxes	$152,424	$32,582	$12,871	$5,669	$(40,911)	$(1,858)	$160,777

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Selected Financial Data	2018	2018	2017	2018	2017

Hilltop Consolidated:
Return on average stockholders' equity (1)	5.76%	7.41%	2.78%	6.33%	7.00%
Return on average assets (1)	0.86%	1.07%	0.41%	0.93%	1.03%
Net interest margin (2)	3.75%	3.48%	3.57%	3.55%	3.61%
Net interest margin (taxable equivalent) (3):
As reported	3.76%	3.49%	3.59%	3.56%	3.63%
Impact of purchase accounting	43 bps	28 bps	43 bps	34 bps	53 bps
Book value per common share ($)	20.83	20.51	19.92	20.83	19.92
Shares outstanding, end of period (000's)	93,610	94,594	95,982	93,610	95,982
Dividend payout ratio (1) (4)	23.43%	18.48%	42.86%	21.90%	17.59%

Banking Segment:
Net interest margin (2)	4.50%	4.13%	4.23%	4.23%	4.31%
Net interest margin (taxable equivalent) (3):
As reported	4.51%	4.14%	4.24%	4.24%	4.33%
Impact of purchase accounting	61 bps	39 bps	60 bps	48 bps	72 bps
Accretion of discount on loans ($000's)	12,737	8,147	12,642	39,094	58,445
Net charge-offs ($000's)	7,592	1,447	2,687	9,288	5,184
Return on average assets (1)	1.31%	1.19%	-0.08%	1.23%	0.85%
Fee income ratio	10.12%	10.69%	10.22%	10.52%	14.05%
Efficiency ratio	56.79%	63.71%	60.18%	61.93%	58.24%
Employees' compensation and benefits ($000's)	31,955	36,878	31,159	132,086	125,271

Broker-Dealer Segment:
Net revenue ($000's) (5)	89,750	95,266	114,326	352,592	412,156
Employees' compensation and benefits ($000's)	54,249	59,535	70,169	218,467	250,614
Variable compensation expense ($000's)	31,744	33,574	41,239	115,948	143,688
Compensation as a % of net revenue	60.4%	62.5%	61.4%	62.0%	60.8%
Pre-tax margin	12.13%	10.42%	16.73%	9.24%	15.68%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,586,677	3,237,444	2,870,864	11,798,804	11,974,571
Refinancings	384,990	416,201	732,129	1,893,680	2,483,342
Total mortgage loan originations - volume	2,971,667	3,653,645	3,602,993	13,692,484	14,457,913
Mortgage loan sales - volume ($000's)	3,008,793	4,015,051	3,791,638	13,735,885	14,454,260
Net gains from mortgage loan sales (basis points)	334	330	380	328	371
Mortgage servicing rights asset ($000's) (6)	66,102	68,804	54,714	66,102	54,714
Employees' compensation and benefits ($000's)	84,334	102,025	96,257	389,131	412,537
Variable compensation expense ($000's) (7)	44,529	58,686	57,434	216,038	236,676

Insurance Segment:
Loss and LAE ratio	60.6%	54.7%	24.1%	58.0%	66.6%
Expense ratio	37.9%	38.8%	41.0%	39.0%	39.9%
Combined ratio	98.5%	93.5%	65.1%	97.0%	106.5%
Employees' compensation and benefits ($000's)	2,670	2,595	3,418	11,474	11,562

(1)

Noted measures during the three months ended December 31, 2017, include non-cash, non-recurring charges to Hilltop Consolidated and Banking Segment results of $28.4 million and $25.7 million, respectively, primarily attributable to the revaluation of deferred tax assets as a result of the enactment of the Tax Legislation. Deferred tax asset amounts recorded in December 2017 were final as of September 30, 2018.

(2)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(3)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets.  Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for the 2018 periods presented and 35% federal income tax rate for 2017 periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. For the periods presented, the taxable equivalent adjustments to interest income for Hilltop Consolidated were $0.3 million, $0.2 million, $0.2 million, $1.8 million, and  $2.2 million, respectively, and for the Banking Segment were $0.2 million, $0.2  million, $0.2 million, $0.8 million, and $1.6 million, respectively.

(4)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(5)	Net revenue is defined as the sum of total broker-dealer net interest income plus total broker-dealer noninterest income.
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.
(7)

Noted measure during the three months and year ended December 31, 2017, reflect certain category reclassifications that affect variable compensation expense to conform with the current period presentation.

	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios	2018	2018	2018	2018	2017
Tier 1 capital (to average assets):
PlainsCapital	12.47%	11.86%	12.80%	13.01%	12.32%
Hilltop	12.53%	12.40%	12.90%	13.26%	12.94%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.90%	13.88%	14.59%	15.39%	14.47%
Hilltop	16.58%	16.95%	17.61%	18.60%	17.71%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	13.90%	13.88%	14.59%	15.39%	14.47%
Hilltop	17.04%	17.42%	18.10%	19.11%	18.24%
Total capital (to risk-weighted assets):
PlainsCapital	14.63%	14.63%	15.38%	16.25%	15.29%
Hilltop	17.47%	17.87%	18.58%	19.63%	18.78%

	December 31,	September 30,	June 30,	March 31,	December 31,
Non-Performing Loans Portfolio Data	2018	2018	2018	2018	2017
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate	5,324	7,506	14,256	13,674	14,620
Commercial and industrial	14,870	21,323	22,815	20,768	20,878
Construction and land development	3,278	3,402	569	595	611
1-4 family residential	10,437	4,476	4,273	4,297	4,358
Mortgage warehouse	—	—	—	—	—
Consumer	41	45	49	52	56
Broker-dealer	—	—	—	—	—
Covered	—	5,777	5,277	5,849	5,104
	33,950	42,529	47,239	45,235	45,627

Non-performing loans as a % of total loans	0.41%	0.50%	0.56%	0.58%	0.56%

Other real estate owned ($000's)	27,578	32,518	37,824	38,354	40,627

Other repossessed assets ($000's)	68	99	168	246	323

Non-performing assets ($000's)	61,596	75,146	85,231	83,835	86,577

Non-performing assets as a % of total assets	0.45%	0.55%	0.62%	0.63%	0.65%

Non-PCI loans past due 90 days or more and still accruing ($000's)	83,131	80,664	74,060	77,590	85,396

Troubled debt restructurings included in accruing loans held for investment ($000's)	1,339	1,362	1,389	1,404	1,433

	Three Months Ended December 31,
	2018			2017
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,286,668	$15,273	4.75%	$1,548,744	$16,132	4.17%
Loans held for investment, gross (1)	6,946,355	104,049	5.90%	6,347,212	89,526	5.56%
Investment securities - taxable	1,820,088	15,482	3.40%	1,564,445	10,799	2.76%
Investment securities - non-taxable (2)	229,533	1,861	3.24%	257,779	2,323	3.60%
Federal funds sold and securities purchased under agreements to resell	136,492	535	1.55%	156,691	320	0.81%
Interest-bearing deposits in other financial institutions	410,942	2,400	2.32%	589,594	1,952	1.31%
Securities borrowed	1,537,619	16,782	4.27%	1,524,086	11,994	3.08%
Other	68,646	1,514	8.77%	82,471	1,225	5.91%
Interest-earning assets, gross (2)	12,436,343	157,896	5.01%	12,071,022	134,271	4.39%
Allowance for loan losses	(59,912)			(61,674)
Interest-earning assets, net	12,376,431			12,009,348
Noninterest-earning assets	1,338,890			1,315,530
Total assets	$13,715,321			$13,324,878

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,800,152	$14,838	1.01%	$5,446,430	$7,700	0.56%
Securities loaned	1,419,680	13,935	3.89%	1,365,153	9,581	2.78%
Notes payable and other borrowings	1,401,984	11,214	3.17%	1,516,192	7,692	2.01%
Total interest-bearing liabilities	8,621,816	39,987	1.84%	8,327,775	24,973	1.19%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,565,607			2,438,605
Other liabilities	565,897			641,302
Total liabilities	11,753,320			11,407,682
Stockholders’ equity	1,939,010			1,915,184
Noncontrolling interest	22,991			2,012
Total liabilities and stockholders' equity	$13,715,321			$13,324,878

Net interest income (2)		$117,909			$109,298
Net interest spread (2)			3.17%			3.21%
Net interest margin (2)			3.76%			3.59%

	Year Ended December 31,
	2018			2017
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
Net Interest Margin (Taxable Equivalent) Details	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$1,472,772	$68,536	4.65%	$1,541,000	$64,344	4.18%
Loans held for investment, gross (1)	6,601,453	368,189	5.58%	6,177,933	347,644	5.63%
Investment securities - taxable	1,680,976	50,860	3.03%	1,399,379	36,378	2.60%
Investment securities - non-taxable (2)	247,651	7,752	3.13%	234,741	8,012	3.41%
Federal funds sold and securities purchased under agreements to resell	189,183	2,831	1.50%	140,337	923	0.66%
Interest-bearing deposits in other financial institutions	459,628	8,683	1.89%	572,829	6,114	1.07%
Securities borrowed	1,542,539	66,914	4.34%	1,518,041	41,048	2.70%
Other	74,684	6,535	8.75%	85,550	4,897	5.72%
Interest-earning assets, gross (2)	12,268,886	580,300	4.73%	11,669,810	509,360	4.36%
Allowance for loan losses	(62,681)			(59,153)
Interest-earning assets, net	12,206,205			11,610,657
Noninterest-earning assets	1,288,718			1,345,174
Total assets	$13,494,923			$12,955,831

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$5,568,473	$46,002	0.83%	$5,220,359	$24,695	0.47%
Securities loaned	1,395,947	56,733	4.06%	1,378,748	32,337	2.35%
Notes payable and other borrowings	1,477,966	40,369	2.73%	1,515,874	28,376	1.87%
Total interest-bearing liabilities	8,442,386	86,371	1.70%	8,114,981	85,408	1.05%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,504,599			2,309,776
Other liabilities	617,227			634,630
Total liabilities	11,564,212			11,059,387
Stockholders’ equity	1,919,940			1,894,009
Noncontrolling interest	10,771			2,435
Total liabilities and stockholders' equity	$13,494,923			$12,955,831

Net interest income (2)		$493,929			$423,952
Net interest spread (2)			3.03%			3.31%
Net interest margin (2)			3.56%			3.63%

(1)	Average balance includes non-accrual loans.
(2)

Presented on a taxable equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for 2018 periods presented and 35% for 2017 periods presented. The adjustment to interest income was $0.3 million and $0.6 million for the three months ended December 31, 2018 and 2017, respectively, and $1.8 million and $2.2 million for the year ended December 31, 2018 and 2017, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  January 25, 2019. Hilltop Co-CEOs Jeremy B. Ford and Alan B. White and other key management members will review fourth quarter 2018 financial results. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At December 31, 2018, Hilltop employed approximately 5,200 people and operated approximately 450 locations in 44 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions, expected tax impacts, strategic acquisitions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases.  For a discussion of certain factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.